UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012 (April 18, 2012)

CRIMSON EXPLORATION INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification Number)

717 Texas Ave., Suite 2900, Houston, Texas 77002
(Address of principal executive offices)

(713) 236-7400
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2012, Crimson Exploration, Inc. (the “Company”) entered into Amended and Restated Employment Agreement (the “Agreement”) with A. Carl Isaac, the Company’s Senior Vice President - Operations (the “Executive”) in order to extend the expiring primary term of the Executive’s existing employment agreement with the Company.  The definition of Change of Control was also modified in the Agreement to provide that the acquisition of 40% (prior was 50%) or more of the Company’s voting stock will constitute a Change of Control, which is consistent with the definition used in the employment agreements with our other executive officers.

Other than as described above, the terms of the Agreement remain the same in all material respects as those of his prior employment agreement with the Company.

The foregoing description is intended only as a summary of the material amendments and modifications contained in the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Crimson Exploration Inc. and A. Carl Isaac effective as of April 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC. (Registrant)
/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President & Chief Financial Officer

Dated: April 19, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Crimson Exploration Inc. and A. Carl Isaac effective as of April 18, 2012

EXHIBIT 10.1
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “AGREEMENT”) is made and entered into on April 18, 2012 (the “EFFECTIVE DATE”) by and between A. Carl Isaac (“EXECUTIVE”) and Crimson Exploration Inc. (the “COMPANY”).

WHEREAS, the Company and Executive entered into an Employment Agreement (the “EMPLOYMENT AGREEMENT”) on May 10, 2010 in connection with Executive’s employment with the Company as Senior Vice President - Operations, whereby the Company agreed to employ Executive and Executive accepted such employment upon the terms and conditions set forth in the Employment Agreement; and

WHEREAS, each party desires to amend and restate in its entirety the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein:

ARTICLE 1

EMPLOYMENT; RESPONSIBILITIES; COMPENSATION

Section 1.1 EMPLOYMENT.  Subject to ARTICLE 3, the Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company, in accordance with this Agreement, for the period commencing as of the Effective Date and ending on the second anniversary of the Effective Date (“INITIAL TERM”); PROVIDED, HOWEVER, that beginning on the day immediately preceding the third anniversary of the Effective Date of this Agreement and on the day immediately preceding each anniversary of this Agreement thereafter, the Initial Term shall automatically be extended one additional year unless either party gives written notice to the other party between 90 and 120 days prior to the next anniversary of this Agreement that it or he, as applicable, does not wish to extend this Agreement. Executive’s continued employment after the expiration of the Initial Term shall be in accordance with and governed by this Agreement, unless modified by the parties to this Agreement in writing.

Section 1.2 RESPONSIBILITIES; LOYALTY.

(a) Subject to the terms of this Agreement, Executive is employed in the position of Senior Vice President - Operations, and shall perform the functions and responsibilities of that position.  Additional or different duties may be assigned by the Company.  Executive’s position, job descriptions, duties and responsibilities may be modified from time to time in the sole discretion of the Company.

(b) Executive shall devote the whole of Executive’s professional time, attention and energies to the performance of Executive’s work responsibilities and shall not, either directly or indirectly, alone or in partnership, consult with, advise, work for or have any interest in any other similar business or pursuit during Executive’s employment under this Agreement.  During the term of Executive’s employment with the Company, it shall not be a violation of this Agreement for Executive to (i) serve on corporate, civic or charitable boards or committees; (ii) deliver lectures or fulfill speaking engagements; and (iii) subject to SECTION 2.3, manage personal investments, in each case, so long as such activities do not materially interfere with the performance of Executive’s responsibilities as an Executive of the Company in accordance with this Agreement.  Executive further agrees to comply with all policies of the Company in effect from time to time, and to comply with all laws, rules and regulations, including those applicable to the Company

Section 1.3 COMPENSATION.  As consideration for the services and covenants described in this Agreement, the Company agrees to compensate Executive in the following manner:

(a) The Company will pay Executive a base salary of $240,000 per year (“BASE SALARY”), as may be increased from time to time by action of the Board of Directors of the Company (the “BOARD”) or the Compensation Committee of the Board.

(b) Executive shall be entitled to employment benefits including holidays, leaves of absence, health insurance, dental insurance, 401(k) plan participation, etc., if any, available to employees of the Company generally, in accordance with any policies, procedures or benefit plans adopted by the Company from time to time during the existence of this Agreement.  In addition, Executive shall be entitled to vacation in accordance with the Company’s vacation policy as adopted from time to time.  Executive’s rights or those of Executive’s dependents under any such benefits policies or plans shall be governed solely by the terms of such policies or plans.  The Company reserves to itself, or its designated administrators, exclusive authority and discretion to determine all issues of eligibility, interpretation and administration of each such benefit plan or policy.  The Company’s employment benefits, and policies related thereto, are subject to termination, modification or limitation at the Company’s sole discretion.

(c) Executive shall participate in the Company’s Annual Cash Incentive Bonus Plan (or successor plan), for each calendar year in which Executive is employed by the Company hereunder, with Minimum, Target and Maximum Award levels of no less than 40%, 70% and 100%, respectively, of Base Salary, contingent upon attainment of annual personal and corporate goals established at the beginning of each plan year for all employees by the Board or a duly authorized committee thereof in its sole discretion (“ANNUAL CASH INCENTIVE BONUS”) in accordance with the terms of the Annual Cash Incentive Bonus Plan (or successor plan).

(d) Executive shall participate in the Company’s Annual Long-Term Incentive Equity Plan (or successor plan) for each calendar year in which Executive is employed by the Company hereunder, with Minimum, Target and Maximum Award levels of no less than 50%, 150% and 300%, respectively, of Base Salary, 50% of which will be payable with respect to a performance period in shares of the Company’s common stock, par value $0.001 per share (the “COMMON STOCK”), pursuant to a Restricted Stock Award Agreement (substantially in the form of Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007) and 50% of which will be payable with respect to a performance period in options to purchase Common Stock pursuant to a Stock Option Agreement (substantially in the form of Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007), contingent upon attainment of annual personal and corporate goals established at the beginning of each plan year for all employees by the Board or a duly authorized committee thereof in its sole discretion (“ANNUAL LONG-TERM INCENTIVE EQUITY PLAN”) in accordance with the terms of the Annual Long-Term Incentive Equity Plan (or successor plan).

(e) Payment of all compensation to Executive shall be made in accordance with the terms of this Agreement, applicable state or federal law, and applicable Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable withholdings and taxes.

Section 1.4 BUSINESS EXPENSES.  The Company shall reimburse Executive for all business expenses that are reasonable and necessary and incurred by Executive while performing his duties under this Agreement, upon presentation of expense statements, receipts and/or vouchers or such other information and documentation as the Company may reasonably require.  Executive will be subject to the same business expense policy applicable to other Company employees generally.

ARTICLE 2

CONFIDENTIAL INFORMATION; POST-EMPLOYMENT
OBLIGATIONS; COMPANY PROPERTY

Section 2.1 COMPANY PROPERTY.  All written materials, records, data and other documents prepared or possessed by Executive during Executive’s employment by the Company are the Company’s property.  All information, ideas, concepts, improvements, discoveries and inventions that are conceived, made, developed or acquired by Executive individually or in conjunction with others during Executive’s employment (whether during business hours and whether on Company’s premises or otherwise) that relate to Company business, products or services are the Company’s sole and exclusive property.  All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other documents, data or materials of any type embodying such information, ideas, concepts, improvements, discoveries and inventions are Company property.  At the termination of Executive’s employment with the Company for any reason, Executive shall return all of the Company’s documents, data or other Company property to the Company.

Section 2.2 CONFIDENTIAL INFORMATION; NON-DISCLOSURE.

(a) Executive acknowledges that the business of the Company is highly competitive and that the Company will provide Executive with access to Confidential Information relating to the business of the Company.  Executive acknowledges that this Confidential Information constitutes a valuable, special and unique asset used by the Company in its business to obtain a competitive advantage over competitors.  Executive further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position.  Executive agrees that Executive will not, at any time during or after Executive’s employment with the Company, make any unauthorized disclosure of any Confidential Information of the Company, or make any use thereof, except in the carrying out of Executive’s employment responsibilities to the Company.  Executive also agrees to preserve and protect the confidentiality of third party Confidential Information to the same extent, and on the same basis, as the Company’s Confidential Information.

(b) For purposes hereof, “CONFIDENTIAL INFORMATION” includes  business operations and methods, existing and proposed investments and investment strategies, seismic, well-log and other geologic and oil and gas operating and exploratory data, financial performance, compensation arrangements and amounts (whether relating to the Company or to any of its employees), contractual relationships, business partners and relationships (including customers and suppliers), marketing strategies and other confidential information that is regularly used in the operation, technology and business dealings of the Company, regardless of the medium in which any of the foregoing information is contained, so long as such information is actually confidential and proprietary to the Company.

Section 2.3 NON-COMPETITION OBLIGATIONS.

(a) Executive acknowledges and agrees that as an employee and representative of the Company, Executive will be responsible for building and maintaining business relationships and goodwill with current and future operating partners, investors, partners and prospects on a personal level.  Executive acknowledges and agrees that this responsibility creates a special relationship of trust and confidence between the Company, Executive and these persons or entities.  Executive also acknowledges that this creates a high risk and opportunity for Executive to misappropriate these relationships and the goodwill existing between the Company and such persons.  Executive acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation.

(b) Executive acknowledges and agrees that, in exchange for his agreement in SECTION 2.3(c) below, he will receive substantial, valuable consideration from the Company upon the execution of this Agreement and during the course of this Agreement, including, (i) Confidential Information and access to Confidential Information, (ii) compensation and other benefits and (c) access to the Company’s prospects.

(c) During the Non-Compete Term and provided that the Company has made all severance payments provided for herein, Executive will not, directly or indirectly, provide the same or substantially the same services that he provides to the Company or any of its subsidiaries to any Business Enterprise in the Market Area (as defined below) without prior written consent, which will not be unreasonably withheld.  This includes working as an agent, consultant, employee, officer, director, partner or independent contractor or being a shareholder, member, joint venturer or equity owner in, any such Business Enterprise; PROVIDED, HOWEVER, that the foregoing shall not restrict Executive from holding up to 5% of the voting power or equity of one or more Business Enterprises.

(d) For purposes of hereof:

(i) “BUSINESS ENTERPRISE” means any corporation, partnership, limited liability company, sole proprietorship, joint venture or other business association or entity engaged in the business of exploring for, developing, operating or acquiring oil and gas properties that is in direct competition with the Company’s operations in the Market Area;

(ii) “MARKET AREA” means any geographic or market area in which the Company is conducting any material amount of oil and gas exploration and production activities during the Initial Term, as extended; and

(iii) “NON-COMPETE TERM” means the period from the date of Executive’s employment to the date ending: (A) on the date of termination if terminated by the Company for Cause, or (B) in all other cases of termination, at the end of a period of consecutive months following the date of termination equivalent to 50% of the number of months for which the Executive is entitled to receive severance benefits pursuant to SECTION 3.2, assuming (if applicable) Executive will give notice of his intent to comply with SECTIONS 2.3(c) and SECTION 2.4 pursuant to SECTION 3.2.

                Section 2.4 NON-SOLICITATION OF EXECUTIVES.  During the Non-Compete Term, Executive will not, either directly or indirectly, call on, solicit or induce any other executive or officer of the Company or its affiliates with whom Executive had contact, knowledge of, or association with in the course of employment with the Company to terminate his employment, and will not assist any other person or entity in such a solicitation; PROVIDED, HOWEVER, that with respect to soliciting any executive or officer whose employment was terminated by the Company or its affiliates, or general solicitations for employment not targeted at current officers or employees of the Company or its subsidiaries or affiliates, the foregoing restriction shall not apply.

Section 2.5 ACKNOWLEDGEMENT.  Executive acknowledges that the Confidential Information provided to Executive pursuant to this Agreement, and the Company’s need to protect its goodwill, gives rise to the Company’s interest in these restrictive covenants, and that any limitations as to time, geographic scope and scope of activity to be restrained defined herein are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company.  Executive further agrees that if, at some later date, a court of competent jurisdiction determines that certain covenants do not meet the criteria set forth in Tex. Bus. & Com. Code § 15.50(2), those covenants shall be reformed by the court, pursuant to Tex. Bus. & Com. Code § 15.51(c), to the least extent necessary to make them enforceable.  Executive acknowledges and recognizes that the enforcement of any of the provisions in this Agreement by the Company will not interfere with Executive’s ability to pursue a proper livelihood.

Section 2.6 EARLY RESOLUTION CONFERENCE.  The parties are entering into this Agreement with the express understanding that this Agreement is clear and fully enforceable as written.  If Executive ever decides later to contend that any restriction on activities imposed by this Agreement no longer is enforceable as written or does not apply to an activity in which Executive intends to engage, Executive first will notify the Company in writing and meet with a company representative at least 14 days before engaging in any activity that foreseeably could fall within the questioned restriction to discuss resolution of such claims.

Section 2.7 EQUITABLE OTHER RELIEF.  Executive understands and agrees that, if Executive breaches provisions of this section of this Agreement, the Company will suffer immediate and irreparable harm which cannot be accurately calculated in monetary damages.  Consequently, the Company shall be entitled to immediate injunctive relief, either by temporary or permanent injunction, to prevent such violation.  This injunctive relief shall be in addition to any other legal or equitable relief to which the Company would be entitled.  If a bond is required to be posted for the Company to secure an injunction or other equitable remedy, threatened or actual, Executive agrees that the bond need not be more than a nominal sum.  The Company shall be entitled to recover its attorneys’ fees and costs from Executive should a court determine that Executive has breached provisions of this section of this Agreement.  In addition, in the event of an alleged breach or violation of provisions of this section of this Agreement, the time periods set forth above will be tolled until such breach or violation has been cured.

ARTICLE 3

TERMINATION OF EMPLOYMENT

Section 3.1 TERMINATION OF EMPLOYMENT.

(a) Executive’s employment with Company shall be terminated (i) immediately upon the death of Executive without further action by the Company, (ii) upon Executive’s Permanent Disability without further action by the Company, (iii) by the Company for Cause, (iv) by Executive for Good Reason, (v) by the Company without Cause or by Executive without Good Reason, PROVIDED that the terminating party must (in the case of clause (v)) give at least 30 days’ advance written notice of such termination.  For purposes of this ARTICLE 3, “date of termination” means the date of Executive’s death, the date of Executive’s Permanent Disability, or the date of Executive’s “separation from service” (as defined in Code Section 409A and Treas. Reg. § 1.409A-1(h)) with the Company, as applicable.

(b) For purposes hereof:

(i) “PERMANENT DISABILITY” shall mean either (A) Executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, Executive’s receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the Company’s employees.  Executive will be deemed permanently disabled if determined to be totally disabled by the Social Security Administration or if determined to be disabled in accordance with a disability insurance program that applies a definition of disability that complies with the requirements of this paragraph.

(ii) “GOOD REASON” shall mean one or more of the following conditions arising not more than six months before Executive’s termination date without Executive’s consent: (A) a material breach by the Company of any provision of this Agreement; (B) assignment by the Board or a duly authorized committee thereof to Executive of any duties that materially and adversely alter the nature or status of Executive’s position, job descriptions, duties, title or responsibilities from those of a Senior Vice President - Operations, or eligibility for Company compensation plans; (C) requirement by the Company for Executive to relocate anywhere other than the greater Houston, Texas metropolitan area, except for required travel on Company business to an extent substantially consistent with Executive’s obligations under this Agreement; (D) a material reduction in Executive’s Base Salary in effect at the relevant time; or (E) exclusion of the Executive from eligibility for the Company’s active bonus or benefits plans as described above, or a material reduction in the Executive’s award levels under those plans as noted above.  Notwithstanding anything herein to the contrary, Good Reason will exist only if Executive provides notice to the Company of the existence of the condition otherwise constituting Good Reason within 90 days of the initial existence of the condition, and the Company fails to remedy the condition on or before the 30th day following its receipt of such notice.

(iii) “CAUSE” shall include (A) continued failure by Executive to perform substantially Executive’s duties and responsibilities (other than a failure resulting from Permanent Disability) that is materially injurious to the Company and that remains uncorrected for 10 days after receipt of appropriate written notice from the Board; (B) reliable, written third-party documentary evidence of engagement in willful, reckless or grossly negligent misconduct that is materially injurious to Company or any of its affiliates, monetarily or otherwise; (C) except as provided by (D), the indictment of Executive with a crime involving moral turpitude or a felony, provided that if the criminal charge is dismissed with prejudice or if Executive is acquitted at trial or on appeal, Executive will be deemed to have been terminated without Cause; (D) the indictment of Executive with an act of criminal fraud, misappropriation or personal dishonesty, provided that if the criminal charge is subsequently dismissed with prejudice or the Executive is acquitted at trial or on appeal then the Executive will be deemed to have been terminated without Cause; or (E) a material breach by Executive of any provision of this Agreement that is materially injurious to the Company and that remains uncorrected for 10 days following written notice of such breach by the Company to Executive identifying the provision of this Agreement that Company determined has been breached.

(c) If Executive’s employment is terminated under any of the foregoing circumstances, all future compensation to which Executive is otherwise entitled and all future benefits for which Executive is eligible, other than that already earned but which is unpaid, shall cease and terminate as of the date of termination, except as specifically provided in this ARTICLE 3.  Any other payments or benefits by or on behalf of Company are limited to those which may be payable pursuant to the terms of Company’s Executive benefit plans or required by any applicable federal, state or local law.

Section 3.2 SEVERANCE.

(a)

(i) If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, and subject to Executive’s compliance with the conditions set forth in SECTION 3.3, Executive shall, subject to the provisions of this SECTION 3.2, be entitled to a severance payment consisting of (A) a cash amount equal to two times the sum of the current calendar year’s Base Salary and the prior year’s Annual Cash Incentive Bonus, (B) health insurance benefits for 24 months from the termination date at no charge to Executive, and (C) acceleration to 100% vested status for all stock, stock option and other equity awards currently held by Executive to the extent such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “CODE”).  If no Annual Cash Incentive Bonus was paid for the year before the year in which termination occurs, for purposes of the bonus component of the severance payable under (A) of the preceding sentence, Executive shall be entitled to two times the higher of: (A) the Executive’s target bonus for the year of termination under the Annual Cash Incentive Bonus Plan, and (B) any discretionary bonuses paid to Executive within the 12 month period preceding termination.

(ii) If the severance payment is to be made as result of termination by the Company without Cause or by Executive for Good Reason within 12 months after a Change of Control, payment of the entire cash severance amount will be made in a lump sum on Executive’s date of termination.  If the Company otherwise terminates Executive without Cause or Executive otherwise terminates his employment for Good Reason, Executive shall receive half of the cash severance amount in a lump sum within 15 days after the date of termination and half the number of months of health insurance benefit continuation.  Executive shall not be entitled to the remainder of the cash severance payment, or the second half of health insurance benefits continuation, unless Executive gives notice to the Company within 30 days before the conclusion of 50% of the Non-Compete Term that he agrees to comply with SECTION 2.3(c) and SECTION 2.4 for the remainder of the Non-Compete Term and, in consideration therefor, desires to receive the remainder of the severance payment and an extension of health insurance benefits, in which event Executive shall be entitled to the additional health insurance benefits and the remainder of the cash severance payment, payable in a lump sum within 15 days after Executive gives written notice that he agrees to comply with SECTION 2.3(c) and SECTION 2.4 for the conclusion of the second 50% of the Non-Compete Term.

(iii) Executive shall not be under any duty or obligation to seek or accept other employment following a termination of employment pursuant to which a severance payment under this SECTION 3.2 is payable and the amounts due Executive pursuant to this SECTION 3.2 shall not be reduced or suspended if Executive accepts subsequent employment or earns any amounts as a self-employed individual.

(b) If Executive’s employment is terminated because of death or Permanent Disability, Executive, in the case of Permanent Disability, or his surviving spouse (or to his estate if Executive’s spouse does not survive him), in the case of Executive’s death, shall be entitled to: (i) his pro rata Base Salary and pro rata Target Annual Cash Incentive Bonus through the date of termination for the year in which the termination occurs, plus a lump sum amount equal to the greater of: (1) the remainder of the Base Salary that would have been earned by Executive under this Agreement between the time of his Death or Permanent Disability and the expiration of the then-current term of this Agreement, or (2) 12 months of Base Salary plus his Target Annual Cash Incentive Bonus for the year of termination; and (ii) full acceleration of vesting for all stock, stock option and other equity awards.  If Executive’s employment is terminated because of death or Permanent Disability, Executive’s family members covered by the Company group health plan shall be reimbursed for group health plan continuation coverage they elect to receive under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for up to 24 months, provided a member of Executive’s family provides timely notice to the health plan administrator of Executive’s death or Permanent Disability.

(c) ADDITIONAL PAYMENTS.

(i) Anything in this Agreement to the contrary notwithstanding, if it is determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company or any entity which effectuates a change in control (or other change in ownership) to or for the benefit of Executive would be subject to the excise tax imposed by Section 4999 of the Code (“EXCESS PARACHUTE PAYMENTS”), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “EXCISE TAX”), then the Company shall pay to Executive an additional payment (a “GROSS-UP PAYMENT”) in an amount equal to that required to result in Executive receiving, after application of the Excise Tax, a net amount that would have been received hereunder had the Excise Tax not applied.

(ii) Subject to clause (i), all determinations required to be made under this Section, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determinations, shall be made by a public accounting firm that is selected by the Board (the “ACCOUNTING FIRM”) which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from the Company or Executive that there has been a Excess Parachute Payment, or such earlier time as is requested by the Company or Executive (collectively, the “DETERMINATION”). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder.  The Gross-Up Payment under SECTION 3.2(c) with respect to any Excess Parachute Payments made to Executive shall be made no later than 30 days following such Excess Parachute Payment.

(iii) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“UNDERPAYMENT”) or Gross-Up Payments will be made by the Company which should not have been made (“OVERPAYMENT”), consistent with the calculations required to be made hereunder.  If Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of Executive.  If the amount of the Gross-Up Payment exceeds the amount necessary to reimburse Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive to or for the benefit of the Company.  Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contest or disputes with the Internal Revenue Service in connection with the Excise Tax.  The Company shall in any event pay any Underpayment due to Executive no later than 15 days after the earlier of (A) the Company’s receipt of Executive’s notice of the amount of related taxes to be paid, or (B) Executive’s remittance of the related taxes to the applicable taxing authority; provided that any reimbursement required under this SECTION 3.2(c) of expenses incurred by Executive due to a tax audit or litigation addressing the existence or amount of a tax liability shall be paid no later than 15 days after the earlier of (X) Executive’s presentation of a statement of any such expense, or (Y) the taxes that are the subject of such contest are remitted to the applicable taxing authority, or where as a result of the audit or contest no taxes are remitted, the date on which the audit is completed or there is a final and nonappealable settlement or other resolution of the contest.

(d) “CHANGE OF CONTROL” means the occurrence of any one or more of the following events:

(i) The Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of any entity other than a previously wholly-owned subsidiary of the Company), or in the case of a reverse merger in which Company management and Executive do not assume control of the surviving entity;

(ii) The Company sells or exchanges in a single transaction or in a series of related transactions occurring in the 12-month period ending on the date of the most recent sale or exchange, assets having a gross fair market value equal to 40% or more of the total gross fair market value (determined without regard to any liabilities associated with such assets) of all of the Company’s assets immediately before such transfer or transfers, to any other person or entity (other than to (A) an entity controlled by the Company immediately after the transfer, (B) a shareholder of the Company (immediately before the transfer) in exchange for or with respect to its stock, (C) a person or entity that directly or indirectly owns 40% or more of the total value or voting power of all outstanding stock of the Company immediately after the transfer, (D) an entity, 40% or more of the total value or voting power of which is directly or indirectly owned by the Company immediately after the transfer);

(iii) Any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than Oaktree Capital Management, L.P. or its affiliates, acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company’s voting stock (based upon voting power); or

(iv) As a result of or in connection with a contested election of directors, a majority of members of the Board is replaced by directors whose election is not endorsed by a majority of members of the Board before the date of the election.

(e) SECTION 3.2 and this Agreement shall be administered and interpreted to maximize the short-term deferral exception to Code Section 409A, and Executive shall not, directly or indirectly, designate the taxable year of a payment made under this Agreement.  The portion of any payment under this Agreement that is paid within the short-term deferral period (within the meaning of Code Section 409A and Treas. Reg. § 1.409A-1(b)(4)) will be treated as a short term deferral and not aggregated with other plans or payments.  Any other portion of the payment that does not meet the short-term deferral requirement will, to the maximum extent possible, be deemed to satisfy the exception from Code Section 409A under Treas. Reg. § 1.409A-1(b)(9)(iii)(A) for involuntary separation pay and shall not be aggregated with any other payment.  Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments.  Any amount that is paid as a short-term deferral within the meaning of Treas. Reg. § 1.409A-1(b)(4) or within the involuntary separation pay limit under Treas. Reg. § 1.409A-1(b)(9)(iii)(A) will be treated as a separate payment.  Payment dates provided for in this Agreement are deemed to incorporate “grace periods” within the meaning of Code Section 409A and the regulations thereunder.  Notwithstanding anything herein to the contrary, if Executive is, as of the date of termination, a “specified employee” for purposes of Code Section 409A and Treas. Reg. § 1.409A-1(i), then any amount payable to Executive pursuant to SECTION 3.2(a)(i)(A) or 3.2(c) that is neither a short-term deferral within the meaning of Treas. Reg. § 1.409A-1(b)(4) nor within the involuntary separation pay limit under Treas. Reg. § 1.409A-1(b)(9)(iii)(A) will not be paid before the date that is six months after the date of termination, or if earlier, the date of Executive’s death.  Any payments to which Executive would otherwise be entitled during such non-payment period will be accumulated and paid or otherwise provided to Executive on the first day of the seventh month following such date of termination, or if earlier, within 30 days of Executive’s death to his surviving spouse (or to his estate if Executive’s spouse does not survive him).

(f) If Executive terminates his employment without Good Reason or is terminated for Cause, he shall not be entitled to the severance payments provided for in this Agreement.

Section 3.3 CONDITIONS FOR SEVERANCE.

(a) The severance payment payable to Executive pursuant to SECTION 3.2 shall be in consideration of Executive’s continuing obligations hereunder after such termination, including Executive’s obligations under ARTICLE 2.

(b) As a condition to the receipt of any severance payment, Executive agrees to execute and deliver a mutually acceptable severance and release agreement, including a waiver of all claims except for any claims relating to benefits due under the plans described in SECTION 1.3(b) and any future amount which may be payable as a deferred bonus.  The severance and release agreement shall be in a form reasonably acceptable to the Board and shall be delivered to the Executive at the time of termination; provided that such release shall not provide for a release of Executive’s right to indemnification under the Company’s organizational documents, indemnification agreement, if any, or directors and officers insurance against third party claims.

(c) As a condition to the receipt of any severance payment, Executive agrees that any and all claims and any and all causes of action of any kind or character, including all claims and causes of action arising out of Executive’s employment with the Company, the termination of such employment, any claims or demands against the Company based upon Executive’s employment for any monies other than those specified in SECTION 3.2, and the actions by the officers, directors, executives and agents of Company shall be resolved through a dispute resolution process as provided in SECTION 4.11; PROVIDED, HOWEVER, that any determination as to whether and as of what date Executive has suffered a Permanent Disability are delegated to the Board and any objection by Executive with any such determination shall be limited to whether the Board reached such decision in good faith.

(d) Except as expressly provided herein, Executive shall not be entitled to any other severance payment.  The severance payments provided for herein are Executive’s sole remedy for termination of his employment at the Company.

Section 3.4 TRANSITION PERIOD.  Upon termination of this Agreement, and for 90 consecutive calendar days thereafter (the “TRANSITION PERIOD”), Executive agrees to make himself available to assist the Company with transition projects assigned to him by the Board.  Executive will be paid at a reasonable, agreed upon hourly rate for any work performed for the Company during the Transition Period.

Section 3.5 CONTINUING OBLIGATIONS OF EXECUTIVE.  Termination of the employment relationship does not terminate those obligations of Executive imposed by ARTICLE 2 and SECTIONS 3.4 through 3.5, which are continuing obligations.
ARTICLE 4

MISCELLANEOUS

Section 4.1 NOTICES.  All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, or electronic mail, or facsimile transmission (with electronic confirmation of successful transmission) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, in order of preference of the recipient:

To the Company:

Crimson Exploration Inc.
717 Texas Avenue
Suite 2900
Houston, Texas 77002
Attention:  E. Joseph Grady
Facsimile: (713) 236-4424
Telephone: (713) 236-7400

To Executive:

A. Carl Isaac
c/o Crimson Exploration Inc.
717 Texas Avenue
Suite 2900
Houston, Texas 77002
Facsimile: (713) 236-4424
Telephone: (713) 236-7400

Notice so given shall, in the case of mail, be deemed to be given and received on the fifth calendar day after posting, in the case overnight delivery service, on the date of actual delivery and, in the case of facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.  Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing (or, if earlier, the actual date of receipt) shall constitute the time at which notice was given.

Section 4.2 SEVERABILITY AND REFORMATION.  If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect, and the invalid, void or unenforceable provisions shall be deemed severable.  Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

Section 4.3 ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of Executive and the permitted assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise), if such successor expressly agrees to assume the obligations of the Company hereunder.

Section 4.4 AMENDMENT.  This Agreement may be amended only by writing signed by Executive and by a duly authorized representative of the Company (other than Executive).

Section 4.5 ASSISTANCE IN LITIGATION.  Executive shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Executive was employed by the Company.  Executive’s cooperation in connection with such claims or actions shall include being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times.  Executive also shall cooperate fully with the Company in connection with any investigation or review by any federal, state or local regulatory authority as any such investigation or review relates, to events or occurrences that transpired while Executive was employed by the Company.  The Company will pay Executive an agreed upon reasonably hourly rate for Executive’s cooperation pursuant to this Section.

Section 4.6 BENEFICIARIES; REFERENCES.  Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive’s death, and may change such election, in either case by giving the Company written notice thereof.  In the event of Executive’s death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.  Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

Section 4.7 USE OF NAME; LIKENESS AND BIOGRAPHY.  The Company may use, publish and broadcast, and to authorize others to do so, the name, approved likeness and approved biographical material of Executive to advertise, publicize and promote the business of the Company and its affiliates, but not for the purposes of direct endorsement without Executive’s consent.  This right shall terminate upon the termination of this Agreement.  An “approved likeness” and “approved biographical material” shall be, respectively, any photograph or other depiction of Executive, or any biographical information or life story concerning the professional career of Executive.

Section 4.8 GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO RULES RELATING TO CONFLICTS OF LAW.

Section 4.9 ENTIRE AGREEMENT.  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes in all respects any prior or other agreement or understanding, written or oral, between the Company or any affiliate of the Company and Executive with respect to such subject matter, including the Employment Agreement.

Section 4.10 COUNTERPARTS; NO ELECTRONIC SIGNATURES.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original.  For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten signature on a paper document or a facsimile transmission of a handwritten original signature will constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

Section 4.11 ARBITRATION.  Other than as provided in ARTICLE 2 or ARTICLE 3, the parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules.  All disputes shall be resolved by one arbitrator within 120 days of the date arbitration is initiated.  The arbitrator will have the authority to award the same remedies, damages and costs that a court could award, and will have the additional authority to award those remedies set forth in ARTICLE 2.  The arbitrator shall issue a reasoned award explaining the decision, the reasons for the decision and any damages awarded, including those set forth in ARTICLE 2.7, where the arbitrator finds either party violated ARTICLE 2 or ARTICLE 3.  The arbitrator’s decision will be final and binding.  The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitration proceedings, any record of the same, and the award shall be considered Confidential Information under this Agreement.  This provision can be enforced under the Federal Arbitration Act.

Section 4.12 NON-WAIVER.  The failure by either party to insist upon the performance of any one or more terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of any future performance of any such term, covenant or condition, and the obligation of either party with respect hereto shall continue in full force and effect, unless such waiver shall be in writing signed by the Company (other than Executive) and Executive.

Section 4.13 ANNOUNCEMENT.  The Company may make public announcements concerning the execution of this Agreement and the terms contained herein, at the Company’s discretion.

Section 4.14 CONSTRUCTION.  The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement.  The language in all parts of this Agreement shall be in all cases construed in accordance to its fair meaning and not strictly for or against the Company or Executive.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”

Section 4.15 RIGHT TO INSURE.  The Company shall have the right to secure, in its own name or otherwise, and at its own expense, life, health, accident or other insurance covering Executive, and Executive shall have no right, title or interest in and to such insurance.  Executive shall assist the Company in procuring such insurance by submitting to examinations and by signing such applications and other instruments as may be required by the insurance carriers to which application is made for any such insurance.

Section 4.16 NO INCONSISTENT OBLIGATIONS.  Executive represents and warrants that to his knowledge he has no obligations, legal, in contract or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company to perform the duties described herein.  Executive will not disclose to the Company, or use or induce the Company to use, any confidential, proprietary or trade secret information of others.  Executive represents and warrants that to his knowledge he has returned all property and confidential information belonging to all prior employers, if he is obligated to do so.

Section 4.17 VOLUNTARY AGREEMENT.  Each party to this Agreement has read and fully understands the terms and provisions hereof, has reviewed this Agreement with legal counsel, has executed this Agreement based upon such party’s own judgment and advice of counsel, and knowingly, voluntarily, and without duress, agrees to all of the terms set forth in this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of this Agreement.  Except as expressly set forth in this Agreement, neither the parties nor their affiliates, advisors and/or their attorneys have made any representation or warranty, express or implied, at law or in equity with respect of the subject matter contained herein.  Without limiting the generality of the previous sentence, the Company, its affiliates, advisors and/or attorneys have made no representation or warranty to Executive concerning the state or federal tax consequences to Executive regarding the transactions contemplated by this Agreement.

Section 4.18 LEGAL FEES AND EXPENSES.  The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability or entitlement under, any provision of this Agreement or any guarantee of performance thereof (whether such contest is between the Company and Executive or between either of them and any third party, and including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code. The Company’s obligations under this SECTION 4.18 shall apply without regard to the outcome of any such contest.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above:

CRIMSON EXPLORATION INC.

Name: Allan D. Keel
Title: President and
Chief Executive Officer

A. Carl Isaac
Executive